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                           REVOLVING CREDIT AGREEMENT

                                      DATED

                                 MARCH 29, 1999



                                     BETWEEN



                  BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.

                                       AND

                                  COMERICA BANK


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                           REVOLVING CREDIT AGREEMENT



         THIS REVOLVING CREDIT AGREEMENT made as of the 29th day March, 1999, by and between BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC. and COMERICA BANK.

                                   WITNESSETH:

         WHEREAS, the Borrower has requested Bank to make certain loans and extensions of credit to Borrower; and

         WHEREAS, the Bank is willing to do so subject to the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, the Borrower and the Bank agree:

1.       ARTICLE 1; DEFINITIONS

         As used in this Agreement, the following terms shall have the following respective meanings:

         1.1 "Account Debtor," "Accounts," "Chattel Paper," "Documents," "Equipment," "Fixtures," "General Intangibles," "Goods," "Instruments" and "Inventory" shall have the meanings assigned to them in the UCC.

         1.2 "Accounts Receivable" shall mean and include all Accounts, Chattel Paper and General Intangibles (including, but not limited to tax refunds, trade names, trade styles and goodwill, trade marks, copyrights and patents, and applications therefor, trade and proprietary secrets, formulae, designs, blueprints and plans, customer lists, literary rights, licenses and permits, receivables, insurance proceeds, beneficial interests in trusts and minute books and other books and records) now owned or hereafter acquired by Borrower.

         1.3 "Affiliate" shall mean, when used with respect to any person, any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

         1.4 "Agreement" shall mean this Agreement as amended from time to time in accordance with the terms hereof.




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         1.5 "Applicable Interest Rate" shall mean the Eurodollar-based Rate or the Prime-based Rate, as selected by Borrower from time to time or otherwise determined pursuant to the terms and conditions of this Agreement.

         1.6 "Bank" shall mean Comerica Bank, a Michigan banking corporation.

         1.7 "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended, or any successor act or code.

         1.8 "Borrowing Base Amount" shall mean, as of any date, an amount equal to the sum of:

                  (a) eighty five percent (85%) of the Eligible Time Accounts; plus

                  (b) seventy five percent (75%) of the Eligible Fixed Accounts.

         1.9 "Borrower" shall mean BrightStar Information Technology Group, Inc., a Delaware corporation.

         1.10 "Business Day" shall mean any day on which Bank is open for domestic business in Detroit and (when used in connection with any provision regarding Eurodollar-based Loans) also a day on which commercial banks are open for international business (including dealings in dollar deposits in the interbank market) in Detroit and London.

         1.11 "Collateral" shall mean all property of the Borrower now or hereafter in the possession of the Bank or any Affiliate of the Bank (or as to which the Bank or any Affiliate of the Bank now or hereafter controls possession by documents or otherwise), all amounts in all deposit or other accounts (including without limit an account evidenced by a certificate of deposit) of the Borrower now or hereafter with the Bank or any Affiliate of the Bank and all of Borrower's Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments and Inventory, wherever located and whether now owned or hereafter acquired, together with all replacements of any of the foregoing, substitutions therefor, accessions thereto, and all proceeds and products of all the foregoing, and all additional property (real or personal) of the Borrower which is now or hereafter subject to a security interest, mortgage, lien, claim or other encumbrance granted by the Borrower to, or in favor of, the Bank.

         1.12 "Commitment Amount" shall mean Fifteen Million Dollars ($15,000,000).

         1.13 "Contribution Agreement" shall mean the Contribution Agreement among the Subsidiaries wherein the Subsidiaries allocate among themselves, the liability to one another arising under the Guaranty.



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         1.14 "Debt" shall mean, as of the date of any determination thereof, all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several of Company, that should be classified as liabilities in accordance with GAAP.

         1.15 "Debt to Tangible Net Worth Ratio" shall mean, as of the date of any determination thereof, the ratio of (i) Debt to (ii) Tangible Net Worth.

         1.16 "Default" shall mean a condition or event which, with the giving of notice or the passage of time, or both, would become an Event of Default.

         1.17 "Documents" shall mean this Agreement, the Note, the Security Agreement, the Stock Pledge, the Guaranty, the Guarantors' Security Agreements, the Subsidiary Security Agreement, the Financing Statements and all other documents, agreements and instruments delivered to Bank pursuant to this Agreement or any of the foregoing.

         1.18 "EBITDA" shall mean for any period of determination thereof, Net Income plus any amounts deducted in the calculation thereof with respect to interest expense, taxes, non-cash compensation in the form of stock options, depreciation or amortization of Company, all determined in accordance with GAAP.

         1.19 "Eligible Time Account" shall mean an Account (not including interest and service charges) arising from services performed and billed for time and materials and in the ordinary course of Borrower's business which meets each of the following requirements:

                  (a) it is not owing to Borrower more than ninety (90) days after the date of invoice for same;

                  (b) it is not owing by an Account Debtor (as defined in the UCC) who has failed to pay twenty five percent (25%) or more of the aggregate amount of its Accounts owing to Debtor within ninety (90) days after the date of the respective invoices or other writings evidencing such Accounts;

                  (c) it arises from the sale or lease of goods and such goods have been shipped or delivered to the Account Debtor under such Account; or it arises from services rendered and such services have been performed;

                  (d) it is evidenced by an invoice, dated not later than the date of shipment or performance, rendered to such Account Debtor or some other evidence of billing acceptable to Bank;



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                  (e) it is not evidenced by any note, trade acceptance, draft or other negotiable instrument or by any chattel paper, unless such note or other document or instrument previously has been endorsed and delivered by Debtor to Bank;

                  (f) it is a valid, legally enforceable obligation of the Account Debtor thereunder, and is not subject to any offset, counterclaim or other defense on the part of such Account Debtor or to any claim on the part of such Account Debtor denying liability thereunder in whole or in part;

                  (g) it is not subject to any sale of accounts, any rights of offset, assignment, lien or security interest whatsoever other than to Bank;

                  (h) it is not owing by a subsidiary or affiliate of Debtor, nor by an Account Debtor which (i) does not maintain its chief executive office in the United States of America, (ii) is not organized under the laws of the United States of America, or any state thereof, unless such Account Debtor is a Canadian subsidiary of General Motors, Ford or Chrysler, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality or other instrumentality thereof;

                  (i) it is not an account owing by the United States of America or any state or political subdivision thereof, or by any department, agency, public body corporate or other instrumentality of any of the foregoing, unless all necessary steps are taken to comply with the Federal Assignment of Claims Act of 1940, as amended, or with any comparable state law, if applicable, and all other necessary steps are taken to perfect Bank's security interest in such account;

                  (j) it is not owing by an Account Debtor for which Debtor has received a notice of (i) the death of the Account Debtor or any partner of the Account Debtor, (ii) the dissolution, liquidation, termination of existence, insolvency or business failure of the Account Debtor, (iii) the appointment of a receiver for any part of the property of the Account Debtor, or (iv) an assignment for the benefit of creditors, the filing of a petition in bankruptcy, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Account Debtor;

                  (k) it is not an account billed in advance, payable on delivery, for consigned goods, for guaranteed sales, for unbilled sales, for progress billings, payable at a future date in accordance with its terms, subject to a retainage or holdback by the Account Debtor or insured by a surety company; and

                  (l) it is not owing by any Account Debtor whose obligations Bank, acting in its sole discretion, shall have notified Debtor are not deemed to constitute Eligible Fixed Accounts.



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         An Account Receivable which is at any time an Eligible Fixed Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Fixed Account.

         1.20 "Eligible Fixed Account" shall mean an Account (not including interest and service charges) arising from services performed on turnkey or fixed price projects and in the ordinary course of Borrower's business which meets each of the following requirements:

                  (a) it is not owing to Borrower more than ninety (90) days after the date of invoice for same;

                  (b) it is not owing by an Account Debtor (as defined in the UCC) who has failed to pay twenty five percent (25%) or more of the aggregate amount of its Accounts owing to Debtor within ninety (90) days after the date of the respective invoices or other writings evidencing such Accounts;

                  (c) it arises from the sale or lease of goods and such goods have been shipped or delivered to the Account Debtor under such Account; or it arises from services rendered and such services have been performed;

                  (d) it is evidenced by an invoice, dated not later than the date of shipment or performance, rendered to such Account Debtor or some other evidence of billing acceptable to Bank;

                  (e) it is not evidenced by any note, trade acceptance, draft or other negotiable instrument or by any chattel paper, unless such note or other document or instrument previously has been endorsed and delivered by Debtor to Bank;

                  (f) it is a valid, legally enforceable obligation of the Account Debtor thereunder, and is not subject to any offset, counterclaim or other defense on the part of such Account Debtor or to any claim on the part of such Account Debtor denying liability thereunder in whole or in part;

                  (g) it is not subject to any sale of accounts, any rights of offset, assignment, lien or security interest whatsoever other than to Bank;

                  (h) it is not owing by a subsidiary or affiliate of Debtor, nor by an Account Debtor which (i) does not maintain its chief executive office in the United States of America, (ii) is not organized under the laws of the United States of America, or any state thereof, unless such Account Debtor is a Canadian subsidiary of General Motors, Ford or Chrysler, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality or other instrumentality thereof;



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                  (i) it is not an account owing by the United States of America or any state or political subdivision thereof, or by any department, agency, public body corporate or other instrumentality of any of the foregoing, unless all necessary steps are taken to comply with the Federal Assignment of Claims
Act of 1940, as amended, or with any comparable state law, if applicable, and all other necessary steps are taken to perfect Bank's security interest in such account;

                  (j) it is not owing by an Account Debtor for which Debtor has received a notice of (i) the death of the Account Debtor or any partner of the Account Debtor, (ii) the dissolution, liquidation, termination of existence, insolvency or business failure of the Account Debtor, (iii) the appointment of a receiver for any part of the property of the Account Debtor, or (iv) an assignment for the benefit of creditors, the filing of a petition in bankruptcy, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Account Debtor;

                  (k) it is not an account billed in advance, payable on delivery, for consigned goods, for guaranteed sales, for unbilled sales, for progress billings, payable at a future date in accordance with its terms, subject to a retainage or holdback by the Account Debtor or insured by a surety company; and

                  (l) it is not owing by any Account Debtor whose obligations Bank, acting in its sole discretion, shall have notified Debtor are not deemed to constitute Eligible Time Accounts.

         An Account Receivable which is at any time an Eligible Time Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Time Account.

         1.21 "ERISA" shall mean the Employee Retirement Income Security Act of 1974 as amended, or any successor act or code.

         1.22 "Eurodollar-based Loan" shall mean a Loan at any time during which such Loan bears interest at a Eurodollar-based Rate.

         1.23 "Eurodollar-based Rate" shall mean a per annum interest rate equal to the Eurodollar Rate, plus two and one-half (2.5%) per annum.

         1.24 "Eurodollar Rate" shall mean, for any Eurodollar-based Loan:

                  (a) the per annum interest rate at which the Bank's eurodollar lending office offers deposits in eurodollars to prime banks in the eurodollar market in an amount comparable to the relevant Eurodollar-based Loan and for a period equal to the Interest Period therefore at approximately 11:00 a.m. Detroit time two (2) Business Days prior to the first day of such Interest Period; divided by,



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                  (b) a percentage (expressed as a decimal) equal to one hundred percent (100%) minus that percentage which is in effect on the date for an Advance of a Eurodollar-based Loan, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirements for a member bank of the Federal Reserve System with deposits exceeding five billion dollars in respect of "Euro-currency
Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar-based Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States Eurodollar Lending Office of such a bank to United States residents).

         1.25 "Event of Default" shall mean any of those conditions or events listed in Section 8.1 of this Agreement.

         1.26 "Financial Statements" shall mean all historical balance sheets and earnings statements and other financial data which have been furnished to the Bank for the purposes of, or in connection with, this Agreement and the transactions contemplated hereby, including without limit balance sheets, statements of income, retained earnings and cash flow, and all footnotes.

         1.27 "Financing Statements" shall mean UCC financing statements describing the Bank as secured party and the Borrower as debtor covering the Collateral and otherwise in such form, for filing in such jurisdictions and with such filing offices, and/or any financing statement(s) required to perfect any security agreements entered into in connection with the Loan, as the Bank shall reasonably deem necessary or advisable.

         1.28 "Foreign Subsidiaries" shall mean BrightStar Information Technology Group, Pty. Ltd., PROSAP AG, PROSAP Australia Pty., Ltd., SCS Offshore Pty., Ltd. And SCS Consulting & Services Pte. Ltd.

         1.29 "GAAP" shall mean, as of any applicable date of determination, generally accepted accounting principles consistently applied in the country of incorporation of the relevant Person.

         1.30 "Guarantors" shall mean each of the Subsidiaries, jointly and severally.

         1.31 "Guarantors' Security Agreements" shall mean those Security Agreements by each Guarantor pursuant to which each Guarantor grants to the Bank a first priority security interest in all Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments and Inventory, Machinery and Equipment of the respective Guarantor, wherever located and whether now owned or hereafter acquired, together with all replacements thereof, substitutions therefor, accessions thereto and all proceeds and products of all the foregoing.



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         1.32 "Guaranty" shall mean the joint and several guaranty executed by
Guarantors to Bank guarantying payment of all principal, interest and costs due Bank from Borrower.

         1.33 "Indebtedness" shall mean all loans, advances, indebtedness, obligations and liabilities of the Borrower to the Bank under the Notes, this Agreement and the Documents, together with all other indebtedness, obligations and liabilities whatsoever of the Borrower to the Bank, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

         1.34 "Interest Coverage Ratio" shall mean, as of the date of any calculation thereof, the ratio of (i) the EBITDA of Company for the four quarter period most recently ended, to (ii) the Interest Expense of Company for the period of such calculation.

         1.35 "Interest Expense" shall mean the interest expense of Company, determined in accordance with GAAP.

         1.36 "Interest Period" shall mean an interest period for a Eurodollar-based Loan of one (1), three (3), or six (6) months, provided however, that:

                  (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless the next succeeding Business Day falls in another calendar month, in which case, such Interest Period shall end on the immediately preceding Business Day; and

                  (b) no Interest Period may end after the Maturity Date.

         1.37 "Legal Rate" shall mean at the particular time in question the maximum rate of interest which, under applicable law, the Bank is then permitted to charge on the Indebtedness. If the maximum rate of interest which, under applicable law, the Bank is permitted to charge on the Indebtedness shall change after the date hereof, the Legal Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Legal Rate without notice to the Borrower. For purposes of determining the Legal Rate under the Applicable Law of the State of Texas, the applicable rate ceiling shall be (a) the indicated rate ceiling described in and computed in accordance with the provisions of Section (a) (I) of Art. 1.04, or
(b) if the parties subsequently contract as allowed by applicable law, the quarterly ceiling or the annualized ceiling computed pursuant to Section (d) of Art. 1.04; provided, however, that at any time the indicated rate ceiling, the quarterly ceiling of the annualized ceiling shall be less than 18% per annum or more than 24% per annum, the provisions of Sections (b)(1) and (2) of said Art.
1.04 shall control for purposes of such determination, as applicable.



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         1.38 "Loan" shall mean, individually and /or collectively as the context may require, the advances evidenced by the Note.

         1.39 "Maturity Date" shall mean March 29, 2001.

         1.40 "Note" shall mean the promissory note executed and delivered by Borrower to Bank pursuant to Section 2.3 of this Agreement in the form of Exhibit "A" to this Agreement.

         1.41 "PBGC" shall mean the Pension Benefit Guaranty Corporation or any person succeeding to the present powers and functions of the Pension Benefit Guaranty Corporation.

         1.42 "Permitted Liens" shall mean:

                  (a) Liens and encumbrances in favor of the Bank;

                  (b) Liens for taxes, assessments or other governmental charges incurred in the ordinary course of business and for which no interest, late charge or penalty is attaching or which is being contested in good faith by appropriate proceedings and, if requested by the Bank, bonded in an amount and manner satisfactory to the Bank;

                  (c) Liens, not delinquent, created by statute in connection with worker's compensation, unemployment insurance, social security and similar statutory obligations;

                  (d) Liens of mechanics, materialmen, carriers, warehousemen or other like statutory or common law liens securing obligations incurred in good faith in the ordinary course of business that are not yet due and payable; and

                  (e) Encumbrances consisting of existing or future zoning restrictions, existing recorded rights-of-way, existing recorded easements, existing recorded private restrictions or existing or future public restrictions on the use of real property, none of which materially impairs the use of such property in the operation of the business for which it is used and none of which is violated in any material respect by any existing or proposed structure or land use.

         1.43 "Person" or "person" shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.

         1.44 "Prime-based Loan" shall mean a Loan that at any time during such Loan bears interest at a Prime-based Rate.



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         1.45 "Prime-based Rate" shall mean the Prime Rate in effect from time to time plus one-quarter percent (1/4%).

         1.46 "Prime Rate" shall mean that annual rate of interest designated by the Bank as its prime rate, which rate may not be the lowest rate of interest charged by the Bank to any of its customers, and which rate is changed by the Bank from time to time.

         1.47 "Request for Loan" shall mean a request for loan delivered by Borrower to Bank in the form of Exhibit "B" to this Agreement, pursuant to
Section 2.2 of this Agreement.

         1.48 "Revolving Maximum" shall mean, as of any date, the lesser of: (a) the Commitment Amount, or (b) the Borrowing Base Amount.

         1.49 "Security Agreement" shall mean the Security Agreement by Borrower pursuant to which the Borrower grants to the Bank a first priority security interest in all Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments and Inventory, Machinery and Equipment of the Borrower, wherever located and whether now owned or hereafter acquired, together with all replacements thereof, substitutions therefor, accessions thereto and all proceeds and products of all the foregoing.

         1.50 "Stock Pledge" shall mean the Stock Pledge by Borrower pursuant to which Borrower grants to Bank a first priority pledge of one hundred percent (100%) of the issued and outstanding stock in the Subsidiaries.

         1.51 "Subsidiaries" shall mean BrightStar Group International, Inc., Mindworks Professional Education Group, Inc., Brian R. Blackmarr and Associates, Inc., Integrated Controls, Inc., Cogent, Inc., Software Consulting Services America, Inc. and Software Innovators, Inc., all wholly owned subsidiaries of Borrower.

         1.52 "Subsidiary Security Agreement" shall mean the Security Agreement by all of the Subsidiaries pursuant to which the Subsidiaries grant to Borrower a priority security interest in all Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments and Inventory, Machinery and Equipment of each respective Subsidiary, wherever located and whether now owned or hereafter acquired, together with all replacements thereof, substitutions therefor, accessions thereto and all proceeds and products of all the foregoing.

         1.53 "Tangible Net Worth" shall mean as of the date of any determination, the excess of the net book value of the assets of Company (other than patents, patent rights, trademarks, trade names, copy rights, franchises, licenses, goodwill and other intangible assets) after all appropriate deductions in accordance with GAAP, less all Debt of Company.



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         1.54 "UCC" shall mean the Uniform Commercial Code in effect with respect to the jurisdictions of the various Locations.

         All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP.

         Where the context herein requires, the singular number shall be deemed to include the plural, the masculine gender shall include the feminine and neuter genders, and vice versa.

2.       ARTICLE 2; COMMITMENT, INTEREST AND FEES

         2.1 Loans. Subject to the terms and conditions of this Agreement, the Bank agrees to make Advances to the Borrower from the date hereof until the Maturity Date, in aggregate principal amount at any time outstanding not to exceed the Revolving Maximum.

         2.2 Requests for Loans. Borrower may request an Advance by delivery to Bank of a Request for Loan executed by an authorized officer Borrower and subject to the following:

                  (a) each such Request for Loan shall set forth the information required on the Request for Loan form;

                  (b) each such Request for Loan shall be delivered to Bank by 10:00 a.m. three (3) Business Days prior to the proposed date of Advance, except if the Applicable Interest Rate for such Advance is to be the Prime-based Rate, such Request for Loan must be delivered by 10:00 a.m. (Detroit time) on such proposed date;

                  (c) if the Request for Loan is a request for a Eurodollar-based Loan, the principal amount of the Advance requested shall be at least Five Hundred Thousand Dollars ($500,000) or an integral multiple thereof; and

                  (d) each Request for Loan shall constitute a certification by the Borrower as of the date thereof that all of the conditions set forth in
Article 4 hereof are satisfied as of the date of such request and shall be satisfied as of the date such Advance is requested.

         2.3 Note. The Revolving Loan shall be evidenced by a Note in the form of Exhibit "A" hereto executed by Borrower.

         2.4 Payments of Principal. The principal of the Note shall be payable (unless sooner accelerated pursuant to the terms of this Agreement) on the Maturity Date, when




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

the entire balance then outstanding and all accrued and unpaid interest thereon, shall be due and payable.

         2.5 Interest. The principal balance of each Advance from time to time outstanding under each Note shall bear interest at its Applicable Interest Rate. Interest shall be payable on all Prime-based Advances, monthly, on the first Business Day of each month. Interest shall be payable on each Eurodollar-based Advance on the last day of its Interest Period and, if such Interest Period has a duration of longer than three (3) months, also at each three month interval from the first day of such interest period.

         2.6 Preparation, Closing & Ongoing Fees. Borrower shall pay to Bank:

                  (a) concurrently with the execution of this Agreement, the amount of the expenses (including without limit reasonable attorneys' fees, whether of inside or outside counsel, and disbursements) incurred by the Bank in connection with the preparation and closing of this Agreement and related instruments and/or making of advances hereunder, including but not limited to costs to conduct audits, monitoring and appraisals;

                  (b) concurrently with the execution of this Agreement, a non-refundable closing fee in the amount of Seventy Five Thousand Dollars ($75,000);

                  (c) on an ongoing basis, all audit costs and all collateral monitoring costs of Bank.

         2.7 Commitment Fees. Borrower shall pay Bank monthly, on the first Business Day of each month, a commitment fee in the amount equal to the three-eighths of one percent (3/8%) per annum on the average daily amount by which the Commitment Amount exceeded the principal amount of outstanding Advances during the preceding month.

         2.8 Basis of Computation. The amount of all interest and fees hereunder shall be computed for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days.

         2.9 Basis of Payments. All sums payable by the Borrower to the Bank under this Agreement or the other documents contemplated hereby shall be paid directly to the Bank at its office set forth in Section 9.10 hereof in immediately available United States funds, without set off, deduction or counterclaim. Borrower hereby authorizes and request Bank to debit Borrower's checking or deposit or other accounts with the Bank for all or a part of any such amounts when due, provided, however, that this authorization shall not affect the Borrower's obligation to pay, when due, any Indebtedness whether or not account balances are sufficient to pay amounts due.



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         2.10 Receipt of Payments. Any payment of the Indebtedness made by mail will be deemed tendered and received only upon actual receipt by the Bank at the address designated for such payment, whether or not the Bank has authorized payment by mail or any other manner, and shall not be deemed to have been made in a timely manner unless received on the date due for such payment, time being of the essence. The Borrower expressly assumes all risks of loss or liability resulting from non-delivery or delay of delivery of any item of payment transmitted by mail or in any other manner. Acceptance by the Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only.

         2.11 Default Interest. Notwithstanding anything herein to the contrary, in the event and so long as an Event of Default shall exist, all principal outstanding under the Note shall bear interest, payable on demand, from the date of such Event of Default at a rate per annum equal to:

                  (a) in the case of a Prime-based Loan, three percent (3%) above the Prime-base Rate; and

                  (b) in the case of a Eurodollar-based Loan, three percent (3%) above the Eurodollar-based Rate until the end of the then current Interest Period, at which time such Eurodollar-based Loans shall be automatically converted into Prime-based Loans and bear interest at the rate provided for in clause (a) above.

         2.12 Conversion and Renewal of Loans. Providing that no Event of Default shall have occurred and be continuing, the Borrower may elect to renew or convert Applicable Interest Rates applicable to Advances from the Prime-based Rate to the Eurodollar-based Rate or from the Eurodollar-based Rate to the Prime-based Rate, provided that any conversion of a Eurodollar-based Loan shall be made only on the last Business Day of the Interest Period applicable to such Eurodollar-based Loan. If the Borrower desires such a renewal or conversion, it shall give Bank not less than three (3) Business Days' prior notice in the manner provided in Section 2.2 hereof, specifying the date of such renewal or conversion, the Advances to be converted and the type of Advances elected. If with respect to any Eurodollar-based Loan outstanding at any time the Bank does not receive notice of the election from a Borrower not less than three (3) Business Days prior to the last day of the Interest Period therefor, the Borrower shall be deemed to have elected to convert such Eurodollar-based Loan to a Prime-based Loan at the end of the then current Interest Period unless such Eurodollar-based Loan is repaid upon the last day of such Interest Period.

         2.13 Early Termination Compensation. In the event that Borrower shall terminate this Agreement on or before the Maturity Date, Borrower shall be obligated to pay to Bank, as a condition to such termination and prior to the release of Bank's liens and encumbrances, the amount of: (a) One Hundred and Fifty Thousand Dollars

($150,000) if such termination occurs before the first anniversary hereof; or
(b) Seventy Five Thousand Dollars ($75,000) if such termination occurs on or after the first anniversary hereof but before the second anniversary of this Agreement. This Early Termination Compensation shall be waived if the Loan is replaced by another credit facility with Bank.

3.       ARTICLE 3; SPECIAL PROVISIONS FOR EURODOLLAR-BASED LOANS

         3.1 Reimbursement of Prepayment Costs. As to any Advances, if any prepayment thereof shall occur on any day other than the last day of an Interest Period (in the case of a Eurodollar-based Loan) or the first day of an Interest Period (with regard to a Prime-Based Loan) (whether pursuant to this Article, or by acceleration, or otherwise), or if an Applicable Interest Rate shall be changed during any Interest Period pursuant to this Article, the Borrower agrees to reimburse Bank any costs incurred by Bank as a result of the timing thereof including but not limited to any net costs incurred in liquidating or employing deposits from third parties, upon Bank's delivery to Borrower of a certificate setting forth in reasonable detail the basis for determining such costs, which certificate shall be conclusively presumed correct save for manifest error.

         3.2 Eurodollar Lending Office. For any Advance for which the Applicable Interest Rate is the Eurodollar-based Rate, if Bank shall designate a eurodollar lending office which maintains books separate from those of the rest of Bank, Bank shall have the option of maintaining and carrying the relevant advance on the books of such office.

         3.3 Circumstances Affecting Eurodollar-based Availability. If Bank determines that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts are not being offered to Bank for an Interest Period, then Bank shall forthwith give notice thereof to the Borrower. Thereafter, the obligation of Bank to make Eurodollar-based Loans, and the right of Borrower to convert an Advance to or refund an Advance as a Eurodollar-based Loan shall be suspended and all of the Loans shall be Prime-based Loans bearing interest at the Prime-based Rate until the Bank notifies Borrower that such circumstance no longer exists.

         3.4 Laws Affecting Eurodollar-based Loan Availability. If, after the date hereof, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank (or its eurodollar lending offices) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for Bank to honor its obligations hereunder to make or maintain any Advance with interest at the Eurodollar-based Rate, Bank shall forthwith give notice thereof to Borrower.
Thereafter: (a) the obligations to
make Eurodollar-based Loans and the right of Borrower to convert an Advance or refund an Advance as a Eurodollar-based Loan shall be suspended; and (b) if Bank may not lawfully continue to maintain a Eurodollar-based Loan to the end of the then current Interest Period, the Prime-based Rate shall be the Applicable Interest Rate for such Eurodollar-based Loan for the remainder of such Interest Period.

         3.5 Increased Costs. In the event that any change after the date hereof in applicable law, treaty or governmental regulation, or in the interpretation or application thereof, or compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority:

                  (a) shall subject Bank (or its eurodollar lending office) to any tax, duty or other charge with respect to any Advance or shall change the basis of taxation of payments to Bank (or its eurodollar lending office) of the principal of or interest on any Advance or any other amounts due under this Agreement (except for changes in the rate of tax on the overall net income or gross receipts of Bank or its eurodollar lending office imposed by the jurisdiction in which Bank's principal executive office or eurodollar lending office is located); or

                  (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System but excluding with respect to any Eurodollar-based Loan any such requirement included in an applicable Eurodollar Reserve Requirement), special deposit, or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank (or its eurodollar lending offices) or shall impose on Bank (or its eurodollar lending offices) or the foreign exchange and interbank markets or other condition affecting any Advance or any commitment of Bank under this Agreement;

and the result of any of the foregoing is to increase the cost to Bank of making, renewing or maintaining any Advance or its commitments hereunder or to reduce the amount or rate of return on any sum received or receivable by Bank under this Agreement, or under any Note, then Bank may promptly notify Borrower of such fact and demand compensation therefor and Borrower agrees to pay to Bank (so long as such event or circumstance continues to exist) such additional amount or amounts as will compensate Bank for such increased costs or reduced return within thirty (30) days of such notice; provided, however that, to the extent doing so would eliminate or decrease Borrower's liability for increased costs hereunder, and to the extent that doing so would not otherwise be disadvantageous to Bank, Bank will attempt to designate a eurodollar lending office for which the tax, duty, reserve, deposit requirement, or other circumstance giving rise to Bank's demand for increased compensation, is not applicable. A certificate of the Bank demanding such compensation setting forth in reasonable detail the basis for determining such additional amount or amounts necessary to compensate shall be conclusively presumed to be correct save for manifest error.

         3.6 Limitation on Outstanding Advances. At no time shall there be greater than three (3) outstanding Advances on a Eurodollar-based Loan.

4.       ARTICLE 4; CONDITIONS PRECEDENT TO OBLIGATIONS OF BANK

         The obligations of the Bank under this Agreement are subject to the satisfaction of each of the following conditions:

         4.1 Documents Executed and Filed. The Borrower shall have executed (or caused to be executed) and delivered to the Bank and, as appropriate, there shall have been filed or recorded with such filing or recording offices as the Bank shall deem appropriate, the following:

                  (a) The Note;

                  (b) The Security Agreement;

                  (c) The Subsidiary Security Agreement;

                  (d) The Gurantors' Security Agreements;

                  (e) The Financing Statements;

                  (f) The Guaranty;

                  (g) The Stock Pledge;

                  (h) The Contribution Agreement;

                  (i) Acknowledgements of Borrower's landlords with respect to each Location, together with true copies of each Lease for such Locations.

         4.2 Certified Resolutions. The Borrower shall have furnished to the Bank a copy of resolutions of the Board of Directors of the Borrower and the Guarantors authorizing the execution, delivery and performance of this Agreement, the borrowing hereunder, the Note and the Documents to which Borrower and/or Guarantors are a party, which shall have been certified by the Secretary or Assistant Secretary of the Borrower or Guarantors, as the case may be, as being complete, accurate and in effect.

         4.3 Certified Articles. The Borrower shall have furnished to the Bank a copy of the Articles of Incorporation including all amendments thereto and restatements thereof, and all other charter documents of the Borrower and Guarantors, which shall have been certified by the jurisdiction of organization of the respective parties thereto.

         4.4 Certified Bylaws. The Borrower shall have furnished to the Bank a copy of the Bylaws of the Borrower and Guarantors, including all amendments thereto and restatements thereof, which shall have been certified by the Secretary or Assistant Secretary of the Borrower and Guarantors, as the case may be, as being complete, accurate and in effect.

         4.5 Certificate of Good Standing. The Borrower shall have furnished to the Bank a certificates of good standing with respect to the Borrower and Guarantors certified by the Secretary of State of the States in which they are organized in.

         4.6 Certificate of Incumbency. The Borrower shall have furnished to the Bank a certificate of the Secretary or Assistant Secretary of the Borrower and the Guarantors, as to the incumbency and signatures of the officers of the Borrower and Guarantors, as the case may be, signing this Agreement, the Note and Documents.

         4.7 UCC Lien Search. The Bank shall have received UCC record and copy searches, evidencing the appropriate filing and recording of the Financing Statements and disclosing no notice of any liens or encumbrances filed against any of the Collateral.

         4.8 Casualty Insurance. The Borrower shall have furnished to the Bank, in form, content and amounts and with companies satisfactory to the Bank, casualty insurance policies with loss payable clauses in favor of the Bank, relating to the assets and properties (including, but not limited to, the Collateral) of the Borrower.

         4.9 Opinion of Counsel. Borrower shall have caused its legal counsel to deliver to Bank a legal opinion covering such matters as Bank shall require, and otherwise in form and content satisfactory to Bank.

         4.10 Approval of Bank Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been satisfactory to and approved by legal counsel for the Bank, and said counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested.

5.       ARTICLE 5;  WARRANTIES AND REPRESENTATIONS

         On a continuing basis from the date of this Agreement until the Indebtedness is paid in full and the Borrower has performed all of its other obligations hereunder, the Borrower represents and warrants that:

         5.1 Corporate Existence and Power. (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) it has the power and authority to own its properties and assets and to carry out its business as now being conducted and is qualified to do business and in good standing in every jurisdiction wherein such qualification is necessary and (c) the Borrower has the power and authority to execute, deliver and perform this Agreement, to borrow money in accordance with its terms, to execute, deliver and perform the Note and other Documents to which it is party and to grant to the Bank liens and security interests in the Collateral as hereby contemplated and to do any and all other things required of it hereunder.

         5.2 Authorization and Approvals. The execution, delivery and performance of this Agreement, the borrowings hereunder and the execution, delivery and performance of the Note, the other Documents: (a) have been duly authorized by all requisite corporate action of the Borrower (b) except for UCC filings, do not require registration with or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body, (c) will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or Bylaws of the Borrower, any provision of any indenture, note, agreement or other instrument to which any of them are a party, or by which any of their properties or assets are bound, (d) will not be in conflict with, result in a breach of or constitute (with or without notice or passage of time) a default under any such indenture, note, agreement or other instrument, and (e) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower, other than in favor of the Bank and as contemplated hereby.

         5.3 Valid and Binding Agreement. This Agreement and the Documents will be, when delivered, valid and binding obligations of the Borrower, in accordance with its respective terms except to the extent enforceability thereof may be limited under applicable bankruptcy, moratorium, insolvency, rearrangement, reorganization or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

         5.4 Actions, Suits or Proceedings. There are no actions, suits or proceedings, at law or in equity, and no proceedings before any arbitrator or by or before any governmental commission, board, bureau, or other administrative agency, pending, or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any properties or rights of the Borrower which, if adversely determined, could materially impair the right of it to carry on its business substantially as now conducted or could have a material adverse effect upon its financial condition.

         5.5 No Liens, Pledges, Mortgage or Security Interests. Except for Permitted Liens none of the Borrower's assets and properties, including without limit the Collateral, are subject to any mortgage, pledge, lien, security interest or other encumbrances of any kind or character other than in favor of Bank and Permitted Liens.

         5.6 Accounting Principles. All consolidated and consolidating balance sheets, earnings statements and other historical financial data furnished to the Bank for the purposes of, or in connection with, this Agreement and the transactions contemplated by this Agreement, have been prepared in accordance with GAAP, and do or will fairly present the financial condition of the Borrower, as of the dates, and the results of its operations for the periods, for which the same are furnished to the Bank. Without limiting the generality of the foregoing, the annual and quarterly Financial Statements have been prepared in accordance with GAAP (except as disclosed therein) and the monthly Financial Statements have been prepared in a manner consistent with the calculations used in quarterly Financial Statements, and all of them fairly present the financial condition of the Borrower as of the dates, and the results of its operations for the fiscal periods, for which the same are furnished to the Bank. The Borrower has no material contingent obligations, liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, the Financial Statements.

         5.7 Financial Condition. The Borrower is solvent, able to pay its respective debts as they mature, has capital sufficient to carry on its business and has assets the fair market value of which exceed its liabilities, and the Borrower will not be rendered insolvent, under-capitalized or unable to pay maturing debts by the execution or performance of this Agreement or the other documents contemplated hereby. There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower since the date of the latest of the Financial Statements.

         5.8 Taxes. The Borrower has filed by the due date therefor all federal, state and local tax returns and other reports it is required by law to file, has paid or caused to be paid all taxes, assessments and other governmental charges that are shown to be due and payable under such returns, and has made adequate provision for the payment of such taxes, assessments or other governmental charges which have accrued but are not yet payable. The Borrower has no knowledge of any deficiency or assessment in connection with any taxes, assessments or other governmental charges not adequately disclosed in the Financial Statements.

         5.9 Compliance with Laws. The Borrower has complied with all applicable laws, to the extent that failure to comply would materially interfere with the conduct of the business of the Borrower as presently conducted.

         5.10 Indebtedness. Except as permitted under Section 7.4 hereof, the Borrower has no indebtedness for money borrowed or any direct or indirect obligations under any leases (whether or not required to be capitalized under GAAP) or any agreements of guarantee or surety except for the endorsement of negotiable instruments by the Borrower in the ordinary course of business for deposit or collection.

         5.11 Material Agreements. Except as disclosed on Schedule 5.11 attached hereto, the Borrower has no material contracts (as defined in the Regulations under the

Securities Act of 1933, as amended), which may include, without limitation, employment agreements, collective bargaining agreements, powers of attorney, distribution contracts, patent or trademark licenses, bonus, pension and retirement plans, or accrued vacation pay, insurance and welfare agreements; to the best knowledge of Borrower, all parties to such agreements have complied with the provisions of such leases, contracts or commitments; and to the best knowledge of the Borrower, no party to such agreements is in default thereunder, nor has there occurred any event which with notice or the passage of time, or both, would constitute such a default.

         5.12 Margin Stock. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any Loan hereunder will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         5.13 Pension Funding. The Borrower has not incurred any accumulated funding deficiency within the meaning of ERISA or incurred any liability to the PBGC in connection with any employee benefit plan established or maintained by the Borrower and no reportable event or prohibited transaction, as defined in ERISA, has occurred with respect to such plans.

         5.14 Misrepresentation. No warranty or representation by the Borrower contained herein or in any certificate or other document furnished by the Borrower pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such warranty or representation not misleading in light of the circumstances under which it was made.

         5.15 Hazardous Materials Warranties, Representations and Covenants.

                  (a) Borrower is not party to any litigation or administrative proceeding, nor so far as is known by Borrower, is any litigation or administrative proceeding threatened against it, which in either case (a) asserts or alleges that Borrower violated any federal, state or local laws, ordinances, statutes, rules, regulations or judgments governing the use, storage, transportation, or disposal of Hazardous Materials ("Environmental Laws"), (b) asserts or alleges that Borrower is required to clean up, remove, or take remedial or other response action due to the disposal, depositing discharge, leaking or other release of any Hazardous Materials, (c) asserts or alleges that Borrower is required to pay all or a portion of the cost of any past, present, or future clean up, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any Hazardous Material by any one of them.

                  (b) To the best knowledge of Borrower, there are no conditions existing currently or likely to exist during the term of this Agreement which would subject the Borrower to damages, penalties, injunctive relief or clean up costs under any Environmental Laws or which require or are likely to require clean up, removal, remedial action or other response pursuant to Environmental Laws by Borrower.

                  (c) The Borrower is not subject to any judgment, decree, order or citation related to or arising under the Environmental Laws and Borrower has not received any notice ("Environmental Complaint") of any violations of Environmental Laws (and, within five days of receipt of any Environmental Complaint the Borrower shall deliver to the Bank a copy thereof), and to the best of Borrower's knowledge, there have been no actions commenced or threatened by any party for noncompliance with any Environmental Laws.

                  (d) The Borrower has all permits, licenses, approvals and other authorizations required under the Environmental Laws.

                  (e) The Borrower covenants and agrees that it shall not use, introduce or maintain Hazardous Materials in any premises which they may from time to time occupy other than in strict accordance and compliance with Environmental Laws.

                  (f) Borrower agrees that it shall promptly notify Bank in writing as soon as Borrower becomes aware of any condition or circumstance which makes the environmental warranties, representations and covenants contained herein incomplete or inaccurate in any material respect as of any date.

                  (g) In the event of any condition or circumstance that makes any environmental representation, warranty or covenant incomplete or inaccurate in any material respect as of any date, Borrower shall, at the request of Bank, at the sole expense of Borrower, retain an environmental consultant acceptable to Bank, to conduct a thorough and complete environmental assessment in respect of any environmental concerns of Bank arising from that changed condition or circumstance. A copy of said assessment will be addressed to Bank and promptly delivered to Bank, Borrower upon completion.

                  (h) In the event of a violation of Environmental Laws, whether discovered pursuant to an environmental consultant's assessment or otherwise, Borrower covenants and agrees to complete all investigations, studies, sampling and testing, and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials on or affecting premises or property occupied or used by Borrower, whether caused by the Borrower or a third party, in accordance with Environmental Laws to the satisfaction of Bank, and in accordance with the directives of all federal, state, and local governmental authorities.

                  (i) At any time Borrower, directly or indirectly through any professional consultant or other representative, determines to undertake an environmental audit, assessment or investigation, Borrower shall promptly provide Bank with written notice of the initiation of the environmental audit/assessment, fully describing the purpose and intended scope of the said audit/assessment. Upon receipt, Borrower shall promptly provide Bank copies of all final findings and conclusions of any such environmental investigation. Preliminary findings and conclusions shall be provided if final reports have not been completed and delivered to Bank within sixty days following completion of the preliminary findings and conclusions.

                  (j) Borrower hereby indemnifies, saves and holds Bank and any of its past, present and future officers, directors, shareholders, employees, representatives and consultants harmless from any and all loss damages, suits, penalties, costs, liabilities and expenses (including, but not limited to reasonable investigation, environmental audit(s), and legal expenses), arising out of any claim, loss or damages of any property, injuries to or death of persons, contamination of or adverse effects on the environment, or any violation of any Environmental Laws, caused by or in any way related to the real property of Borrower, or due to any acts of Borrower or its officers, directors, shareholders, employees, consultants and/or representatives; provided, however, that the foregoing indemnifications shall not be applicable when arising from events or conditions occurring while the Bank is in sole possession (subject to the rights of any creditors of Borrower) of the real property of Borrower. In no event shall Borrower be liable hereunder for any loss, damages, suits, penalties, costs, liabilities or expenses arising solely from any act or willful misconduct or gross negligence of Bank or its agents or employees. It is expressly agreed and understood by Borrower that the indemnifications granted herein are intended to protect Bank, its past, present and future officers, directors, shareholders, employees, consultants and representatives from any claims that may arise by reason of any security interest, liens and/or mortgages granted to Bank, or under any other document or agreement given to secure repayment of the Indebtedness, whether or not such claims arise before or after Bank has foreclosed upon and/or otherwise becomes the owner of any such property, real or personal. All obligations of indemnity as provided hereunder shall be supported and secured by any Documents executed by Borrower in favor of Bank. The indemnifications contained herein extend to shareholders of Bank qua shareholders only, and nothing contained herein shall be construed to prevent Borrower from asserting any claim whatsoever against any party or entity that occasions any adverse environmental effects or any violation of any Environmental Laws upon or in any way related to the real property of Borrower, whether or not such party or entity is a shareholder of Bank.

                  (k) In the event any mortgage securing the Indebtedness is foreclosed or the Borrower tenders a deed in lieu of foreclosure, the Borrower shall deliver the premises to the Bank free of any and all Hazardous Materials to the extent necessary so that the condition of the premises shall not be a violation of any Environmental Laws.

                  (l) The provisions of this section shall be in addition to any and all other obligations and liabilities the Borrower may have to the Bank at common law or pursuant to any other agreement and shall survive (i) the repayment of the Indebtedness, (ii) the satisfaction of all of the other obligations of the Borrower hereunder and under the other Documents, (iii) the discharge of the Mortgage, and (iv) the foreclosure of the Mortgages or acceptance of a deed in lieu thereof.

                  (m) "Hazardous Materials" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.) and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local governmental law, ordinance, rule, or regulation.

6.       ARTICLE 6; AFFIRMATIVE COVENANTS

         On a continuing basis from the date of this Agreement until the Indebtedness is paid in full and the Borrower has performed all of its other obligations hereunder, the Borrower covenants and agrees that it will:

         6.1 Financial and Other Information.

                  (a) Annual Financial Reports. Furnish to the Bank, in form and reporting basis satisfactory to the Bank, not later than one hundred twenty
(120) days after the close of each fiscal year of the Borrower, financial statements of the Borrower containing the balance sheet of the Borrower of the close of each such fiscal year, statements of income and retained earnings and a statement of cash flows for each such fiscal year, and such other comments and financial details as are usually included in similar reports. Such reports shall be prepared in accordance with GAAP by independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Bank and shall contain unqualified opinions as to the fairness of the statements therein contained. These statements shall be prepared on an audited basis.

                  (b) Monthly Financial Statements. Furnish to the Bank not later than fifty five (55) days after the close of each month of each fiscal year of the Borrower, unaudited financial statements on a consolidated basis containing the balance sheet of the Borrower as of the end of each such period, statements of income and retained earnings of the Borrower and a statement of cash flows of the Borrower for the portion of the fiscal year up to the end of such period, and such other comments and financial details as are usually included in similar reports. The statements shall be in such detail as the Bank may reasonably require, and the accuracy of the statements shall be certified by the chief executive or financial officer of the Borrower.

                  (c) No Default Certificate. Together with each delivery of the financial statements required by Sections 6.1(a) and 6.1(b) of this Agreement, furnish to the Bank a certificate of its chief executive or financial officer stating that no Event of Default or Default has occurred, or if any such Event of Default or Default exists, stating the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto.

                  (d) Accounts. Furnish to Bank not later than fifteen (15) days after and as of the end of each month, agings of the Accounts and any accounts payable of Borrower, and a schedule identifying each Eligible Account and identifying for each Eligible Account, the portions thereof which constitute Eligible Fixed Accounts and Eligible Time Accounts. Any such schedule, certificate or report shall be executed by a duly authorized officer of Borrower and shall be in such form and detail as Bank may specify.

                  (e) Borrowing Base Report. Furnish to the Bank not later than five (5) days after and as of the end of each week, in form, content, and reporting basis satisfactory to the Bank, a Borrowing Base report.

                  (f) Reports Filed with the SEC. Furnish to the Bank copies of all reports and information filings by Borrower required by the Securities and Exchange Commission ("SEC") on or before the statutory filing date.

                  (g) Annual Financial Projections. Furnish to the Bank, in form and reporting basis satisfactory to the Bank, prior to the commencement of each fiscal year of the Borrower, projected financial statements of the Borrower containing the balance sheet of the Borrower of the beginning of each such fiscal year, statements of income and retained earnings and a statement of cash flows for each such fiscal year, and such other comments and financial details as are usually included in similar reports prepared by management of Borrower utilizing their then current knowledge and reasonable expectations with respect to the periods covered thereby.

                  (h) Adverse Events. Promptly inform the Bank of the occurrence of any Event of Default or Default, or of any other occurrence which has or could reasonably be expected to have a materially adverse effect upon the Borrower's business, properties, or financial condition or upon the Borrower's ability to comply with its obligations under the Documents.

                  (i) Other Information As Requested. Promptly furnish to the Bank such other information regarding the operations, business affairs and financial condition of the Borrower and its subsidiaries as the Bank may reasonably request from time to time and permit the Bank, its employees, attorneys and agents, upon 72 hours prior notice (except in case of emergency or during the existence of an Event of Default) to inspect all of the books, records and properties of the Borrower and its subsidiaries during normal business hours.

         6.2 Compliance with Borrowing Formula. In the event that at any time, the aggregate principal amount of Advances exceeds the Revolving Maximum, immediately pay to Bank for application against such Advances, an amount sufficient to eliminate such excess.

         6.3 New Subsidiaries. Cause each domestic subsidiary of Borrower now or hereafter owned or acquired by Bank which Bank determines (in its sole discretion) to have significant assets or revenues, to guaranty the obligations of Borrower to Bank and to secure such guaranty with liens upon and security interests in all such subsidiary's assets.

         6.4 Insurance. Keep its insurable properties (including but not limited to the Collateral) adequately insured and maintain (a) insurance against fire and other risks customarily insured against under an "all-risk" policy and such additional risks customarily insured against by companies engaged in the same or a similar business to that of the Borrower, (b) necessary worker's compensation insurance, (c) public liability and product liability insurance, and (d) such other insurance as may be required by law or as may be reasonably required in writing by the Bank, all of which Insurance shall be in such amounts, containing such terms, in such form, for such purposes, prepaid for such time period, and written by such companies as shall be satisfactory to the Bank. All such policies shall contain a provision whereby they may not be canceled or amended except upon thirty (30) days' prior written notice to the Bank. The Borrower will promptly deliver to the Bank, at the Bank's request, evidence satisfactory to the Bank that such insurance has been so procured and, with respect to casualty insurance, made payable to the Bank. If the Borrower fails to maintain satisfactory insurance as herein provided, the Bank shall have the option to do so, and the Borrower agrees to repay the Bank upon demand, with interest at the Prime-based Rate then in effect for the Revolving, all amounts so expended by the Bank. The Borrower hereby appoints the Bank or any employee or agent of the Bank as the Borrower's attorney-in-fact, which appointment is coupled with an interest and irrevocable, and authorizes the Bank or any employee or agent of the Bank, on behalf of the Borrower, to adjust and compromise any loss under said insurance and to endorse any check or draft payable to the Borrower in connection with returned or unearned premiums on said insurance or the proceeds of said insurance, and any amount so collected shall be applied toward repair and/or replacement of the Collateral to which such casualty occurred or satisfaction of the Indebtedness in accordance in accordance with the provisions governing such application in the Documents pursuant to which Bank's Liens on such Collateral were granted.

         6.5 Taxes. Pay in accordance with commercially reasonable practices and within the time that they can be paid without late charge, penalty or interest all taxes, assessments and similar imposts and charges of every kind and nature lawfully levied, assessed or imposed upon the Borrower, and its property, except to the extent being contested in good faith and, if requested by the Bank, bonded in an amount and manner satisfactory to the Bank. If the Borrower shall fail to pay such taxes and assessments within the time they can be paid without penalty, late charge or interest the Bank shall have the option to do so, and the Borrower agrees to repay the Bank upon demand, with interest at the Prime-based Rate from time to time in effect under the Note, all amounts so expended by the Bank.

         6.6 Maintain Corporation and Business. Do or cause to be done all things necessary to preserve and keep in full force and effect the Borrower's corporate existence, and material rights and franchises and comply with all material respects with applicable laws, continue to conduct and operate its business substantially as conducted and operated during the present and preceding calendar year, at all times maintain, preserve and protect all material franchises and trade names and property and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         6.7 ERISA. (a) At all times meet the minimum funding requirements of ERISA with respect to the Borrower's employee benefit plans subject to ERISA,
(b) promptly after the Borrower knows or has reason to know (i) of the occurrence of any event, which would constitute a reportable event or prohibited transaction under ERISA, or (ii) that the PBGC or the Borrower has instituted or will institute proceedings to terminate an employee pension plan, deliver to the Bank a certificate of the chief financial officer of the Borrower setting forth details as to such event or proceedings and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such event which may be required to be filed with the PBGC, and (c) furnish to the Bank (or cause the plan administrator to furnish the Bank) a copy of the annual return (including all schedules and attachments) for each plan covered by ERISA, and filed with the Internal Revenue Service by the Borrower not later than ten (10) days after such report has been so filed.

         6.8      Financial Covenants.

                  (a)      Maintain a Tangible Net Worth of not less than:

                           As of:
                           ------

                           3/31/99                               $2,500,000;
                           6/30/99                               $2,500,000;
                           9/30/99                               $4,000,000;
                           12/31/99                              $5,500,000;
                           3/31/2000                             $7,000,000;
                           6/30/2000                             $8,500,000;
                           9/30/2000                             $10,000,000;
                           12/31/2000                            $11,500,000;
                           3/31/2001                             $13,000,000;

                  (b) Maintain an Interest Coverage Ratio of not less than:

                           As of:
                           ------

                           3/31/99                               9 to 1
                           6/30/99                               10 to 1
                           9/30/99                               11 to 1
                           12/31/99                              12 to 1
                           3/31/2000                             13 to 1
                           6/30/2000                             14 to 1
                           9/30/2000                             15 to 1
                           12/31/2000                            16 to 1
                           3/31/2001                             17 to 1

                  (c) At all times maintain a Debt to Tangible Net Worth Ratio of not more than 12 to 1.

         6.9 Bank Accounts. Establish and maintain with Bank a general checking account.

7.       ARTICLE 7; NEGATIVE COVENANTS

         On a continuing basis from the date of this Agreement until the Indebtedness is paid in full and the Borrower has performed all of its other obligations hereunder, the Borrower covenants and agrees that it will not, without the Bank's prior written consent:

         7.1 Dividends. Declare or pay any cash dividends on, or make any other cash distribution (whether by reduction of capital or otherwise) with respect to any shares of its capital stock.

         7.2 Stock Acquisition. Purchase, redeem, retire or otherwise acquire any of the shares of its capital stock, or make any commitment to do so.

         7.3 Liens and Encumbrances. Create, incur, assume or suffer to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind upon any of its property or assets (including without limit any charge upon property purchased or acquired under a conditional sales or other title retaining agreement or lease required to be capitalized under GAAP) whether now owned or hereafter acquired, other than:

                  (a) to Bank; and

                  (b) Permitted Liens.

         7.4 Indebtedness. Incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness or liability for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, or any other indebtedness whatsoever, except for:

                  (a) the Indebtedness;

                  (b) indebtedness secured by Permitted Liens.

         7.5 Extension of Credit. Make loans, advances or extensions of credit to any Person, except (a) loans and advances to Foreign Subsidiaries in an amount not to exceed $2,000,000 in the aggregate during any fiscal year; and (b) loans and advances to Subsidiaries, provided that in both instances, promptly upon the making of any such loan, Borrower delivers and collaterally assigns to Bank all of Borrower's interest in a note evidencing such loan and any security therefor.

         7.6 Guarantee Obligations. Guarantee or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds to any other Person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other Person, or otherwise, except for the endorsement of negotiable instruments by the Borrower in the ordinary course of business for deposit for collection.

         7.7 Subordination of Receivables. Subordinate any indebtedness due to it from a Person to indebtedness of other creditors of such Person.

         7.8 Property Transfer, Merger or Lease-Back. (a) Sell, lease, transfer or otherwise dispose of properties and asset, having an aggregate book value of more than Two Hundred Fifty Thousand Dollars ($250,000), (whether in one transaction or in a series of transactions) except as to the sale of inventory in the ordinary course of business; (b) change its name, consolidate with or merge into any other corporation, permit another corporation to merge into it, acquire all or substantially all the properties or assets of any other Person, enter into any reorganization or recapitalization or reclassify its capital stock, except for such merger(s) of a Subsidiary into Borrower; or (c) enter into any sale-leaseback transaction.

         7.9 Acquire Securities. Purchase or hold beneficially any stock or other securities of, or make any investment or acquire any interest whatsoever in, any other Person, except for certificates of deposit with maturities of one year or less of United States commercial banks with capital, surplus and undivided profits in excess of $100,000,000 and direct obligations of the United States Government maturing within one year from the date of acquisition thereof.

         7.10 Pension Plan. (a) Allow any fact, condition or event to occur or exist with respect to any employee pension or profit sharing plans established or maintained by it which might constitute grounds for termination of any such plan or for the court appointment of a trustee to administer any such plan, or
(b) permit any such plan to be the subject of termination proceedings (whether voluntary or involuntary) from which termination proceedings there may result a liability of the Borrower to the PBGC which, in the opinion of the Bank, will have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of the Borrower.

8.       ARTICLE 8; EVENTS OF DEFAULT - ENFORCEMENT - APPLICATION OF PROCEEDS

         8.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

                  (a) Failure to Pay Monies Due. If the Borrower shall fail to pay, when due, any principal or interest under any Note or other Indebtedness when due or shall default in an obligation described in Section 6.1 or 6.2 hereof and such failure or default shall continue for a period in excess of three (3) Business Days after notice by Bank to Borrower thereof.

                  (b) Misrepresentation. If any warranty or representation in connection with or contained in this Agreement or any Document, or if any Financial Statements now or hereafter furnished to the Bank by or on behalf of the Borrower, shall prove to be false or misleading in any material respect as of the date made or deemed made hereunder.

                  (c) Noncompliance with Bank Agreement. If the Borrower shall fail to perform in the time and manner required any of its obligations or covenants under, or shall fail to comply with any of the provisions of, this Agreement or any other Document and, in the case of a failure to perform obligations other than those described in Section 6.4, Sections 7.1 through 7.10 hereof or Section 8.1(a) above, such failure shall continue for a period in excess of thirty (30) days after the earlier of Bank's notice to Borrower thereof or the date Borrower actually becomes aware thereof.

                  (d) Other Defaults. If the Borrower shall default in the payment when due of any of its borrowed money indebtedness (other than to the Bank) in amounts in excess of Five Hundred Thousand Dollars ($500,000) or in the observance or performance of any term, covenant or condition in any agreement or instrument evidencing, securing or relating to such indebtedness, and such default be continued for a period sufficient to permit acceleration of the indebtedness, irrespective of whether any such default shall be forgiven or waived or there has been acceleration by the holder thereof.

                  (e) Judgments. If there shall be rendered against the Borrower one or more judgments or decrees involving an aggregate liability of Five Hundred Thousand Dollars ($500,000)or more, which has or have become non-appealable and shall remain undischarged, unsatisfied by insurance and unstayed for more than thirty (30) days, whether or not consecutive, or if a writ of attachment or garnishment against the property of the Borrower shall be issued and levied in an action claiming Five Hundred Thousand Dollars ($500,000)or more and not released or appealed and bonded in an amount and manner satisfactory to the Bank within thirty (30) days after such issuance and levy.

                  (f) Business Suspension Bankruptcy Etc. If the Borrower shall voluntarily suspend transaction of its business, or if the Borrower shall not pay its debts as they mature or shall make a general assignment for the benefit of creditors, or proceedings in bankruptcy, or for reorganization or liquidation of the Borrower under the Bankruptcy Code or under any other, state federal or other applicable law for the relief of debtors shall be commenced by Borrower, or shall be commenced against the Borrower and shall not be discharged within sixty (60) days of commencement, or a receiver, trustee or custodian shall be appointed for the Borrower or for any substantial portion of their respective properties or assets.

                  (g) Change of Management or Ownership. If a majority of the persons serving on the board of directors of Borrower as of the date of this Agreement shall cease to serve on such board of directors and Bank considers (in its reasonable discretion) such change to affect materially and adversely the prospects of Borrower.

                  (h) Inadequate Funding or Termination of Employee Benefit Plan. If the Borrower shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan established or maintained by it, or if any such plan shall be subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of Borrower to the PBGC which in the opinion of the Bank will have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of the Borrower.

                  (i) Occurrence of Certain Reportable Events. If there shall occur, with respect to any pension plan maintained by the Borrower any reportable event (within the meaning of Section 4043(b) of ERISA) which the Bank shall determine constitutes a ground for the termination of any such plan, and if such event continues for thirty (30) days after the Bank gives written notice to the Borrower, provided that termination of such plan or appointment of such trustee would, in the opinion of the Bank, have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of the Borrower, as the case may be.

                  (j) Repudiation of Documents. If Borrower repudiates, contests, revokes or purports to revoke any of its obligations to Bank, or any rights or remedies of Bank, under Documents to which they are party.

                  (k) Loans or Guarantees of Subsidiaries. If any Subsidiary shall loan or advance monies to, or invest in, or guaranty a debt or obligation of, a Foreign Subsidiary.

         8.2 Acceleration of Indebtedness, Remedies. Upon the occurrence of an Event of Default, all Indebtedness shall be due and payable in full immediately (without notice or demand in the case of an Event of Default of the type described in Section 8.1.(f) above, and upon written notice from Bank in the case of any other Event of Default) without presentation, demand, protest, notice of dishonor or other further notice of any kind, all of which are hereby expressly waived, and Bank shall have no further commitment to make Advances. Unless all of the Indebtedness is then immediately fully paid, the Bank shall have and may exercise any one or more of the rights and remedies for which provision is made for a secured party under the UCC, under the or for which provision is provided by law or in equity, including, without limitation, the right to take possession and sell, lease or otherwise dispose of any or all of the Collateral and to set off against the Indebtedness any amount owing by the Bank to the Borrower and/or any property of the Borrower in possession of the Bank. The Borrower agrees, upon request of the Bank, to assemble the Collateral and make it available to the Bank at any place designated by the Bank.

         8.3 Application of Proceeds. All of the Indebtedness shall constitute one loan secured by the Bank's security interest in the Collateral and by all other security interests, mortgages, liens, claims, and encumbrances now and from time to time hereafter granted from the Borrower to the Bank. Upon the occurrence of an Event of Default which is not cured within the cure period, if any, provided under Section 8.1, the Bank may in its sole discretion apply the Collateral to any portion of the Indebtedness. The proceeds of any sale or other disposition of the Collateral authorized by this Agreement shall be applied by the Bank, first upon all expenses authorized by the UCC or otherwise in connection with the sale and all reasonable attorneys' fees and legal expenses incurred by the Bank, the balance of the proceeds of such sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to other Indebtedness and the surplus, if any, shall be paid over to the Borrower or to such other Person or Persons as may be entitled thereto under applicable law. The Borrower shall remain liable for any deficiency, which the Borrower shall pay to the Bank immediately upon demand.

         8.4 Cumulative Remedies. The remedies provided for herein are cumulative to the remedies for collection of the Indebtedness as provided by law, in equity or by any Document. Nothing herein contained is intended, nor shall it be construed, to preclude the Bank from pursuing any other remedy for the recovery of any other sum to which the Bank may be or become entitled for the breach of this Agreement by the Borrower.

9.       ARTICLE 9; MISCELLANEOUS

         9.1 Independent Rights. No single or partial exercise of any right, power or privilege hereunder, or any delay in the exercise thereof, shall preclude other or further exercise of the rights of the parties to this Agreement.

         9.2 Covenant Independence. Each covenant in this Agreement shall deemed to be independent of any other covenant, and an exception illegality in one covenant shall not create an exception or illegality another covenant.

         9.3 Waivers and Amendments. No forbearance on the part of the Bank in enforcing any of its rights under this Agreement or any other Document, nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by the Borrower hereunder, shall constitute a waiver of any of the terms of this Agreement or of any such right. No Default or Event of Default shall be waived by the Bank except in a writing signed and delivered by an officer of the Bank, and no waiver of any other Default or Event of Default shall operate as a waiver of any Default or Event of Default or of the same Default or Event of Default on a future occasion. No other amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or any Note or other Documents shall be effective unless the same shall be in writing and signed and delivered by an officer of the Bank.

         9.4 Governing Law. This Agreement, and each and every term and provision hereof, shall be governed by and construed in accordance with the internal law of the State of Michigan. If any provisions of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provisions had never been contained herein. Borrower hereby consents to the jurisdiction of the courts of the State of Michigan and to the Federal Courts which include the Eastern District of Michigan and their territorial institutions, for all proceedings relating to the enforcement hereof or any indebtedness hereunder.

         9.5 Survival of Warranties, Etc. All of the Borrower's covenants, agreements, representations and warranties made in connection with this Agreement and any document contemplated hereby shall survive the borrowing and the delivery of the Notes and shall be deemed to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by the Bank. All statements contained in any certificate or other document delivered to the Bank at any time by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower in connection with this Agreement.

         9.6 Costs and Expenses. The Borrower agrees that it will reimburse the Bank, upon demand, for all reasonable costs and expenses incurred by the Bank in connection with (i) collecting or attempting to collect the Indebtedness or any part thereof, (ii) maintaining or defending the Bank's security interests or liens (or the priority thereof), (iii) the enforcement of the Bank's rights or remedies under this Agreement or the other documents contemplated hereby, (iv) the preparation or making of any amendments, modifications, waivers or consents with respect to this Agreement or the other documents contemplated hereby, and/or (v) any other matters or proceedings arising out of or in connection with any lending arrangement between the Bank and the Borrower, which costs and expenses include without limit payments made by the Bank for taxes, insurance, assessments, or other costs or expenses which the Borrower is required to pay under this Agreement or the other documents contemplated hereby, expenses related to the examination of the Collateral, audit expenses, court costs and reasonable attorneys' fees (whether in-house or outside counsel is used, whether legal assistants are used, and whether such costs are incurred in formal or informal collection actions, federal bankruptcy proceedings, probate proceedings, on appeal or otherwise), and all other costs and expenses of the Bank incurred in connection with any of the foregoing.

         9.7 Payments on Saturdays, Etc. Whenever any payment to be made hereunder shall be stated to be due on a Saturday, Sunday or any other day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension, if any, shall be included in computing interest in connection with such payment.

         9.8 Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns, provided, however, that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Bank.

         9.9 Maintenance of Records. The Borrower will keep all of its records concerning its business operations and accounting at its principal place of business. The Borrower will give the Bank prompt written notice of any change in its principal place of business, or in the location of its records.

         9.10 Notices. All notices and communications provided for herein or in any Document contemplated hereby or required by law to be given shall be in writing (unless expressly provided to the contrary) and, if personally delivered, effective when delivered at the address below or, in the case of mailing, effective two (2) days after sending by first class mail, postage prepaid, addressed as follows: (a) If to the Borrower, to:Patrick R. Quinn, Vice President - Finance, 2515 McKinney Avenue, Suite 1700, Dallas, Texas 75201, and
(b) if to the Bank, to: Comerica Bank, 500 Woodward Avenue, Detroit, Michigan 48226, Attention: Barry Carroll, or to such other address as a party shall have designated to the other in writing in accordance with this section. The giving of at least five (5) days notice before the Bank shall take any action described in any notice shall conclusively be deemed reasonable for all purposes, provided, that this shall not be deemed to require the Bank to give five day notice or any notice if not specifically required in this Agreement.

         9.11 Interest and Charges. It is not the intention of any parties to this Agreement to make an agreement in violation of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in this Agreement, Bank shall ever be entitled to receive, collect or apply, as interest on the Obligations, any amount in excess of the Legal Rate. If any Bank ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Legal Rate, the Borrower and the Bank shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Indebtedness so that the interest rate is uniform throughout the entire term of the indebtedness; provided; however, that if the Indebtedness are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Legal Rate, the Bank shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount of the Indebtedness owing, and in such event, the Bank shall not be subject to any penalties provided by any Applicable Law for contracting for, charging or receiving interest in excess of the Legal Rate. This Section shall control every other provision of all agreements pertaining to the transactions contemplated by or contained herein.

         9.12 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures were upon the same instrument.

         9.13 Headings. Article and section headings in this Agreement are included for the convenience of reference only and shall not constitute a part of this Agreement for any purpose.

         9.14 WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY AND ALL ACTIONS OR PROCEEDINGS AT ANY TIME IN WHICH THE BORROWER AND THE BANK ARE PARTIES ARISING OUT OF THIS AGREEMENT OR THE OTHER DOCUMENTS.

         IN WITNESS WHEREOF, the Borrower and the Bank have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.


                                  BRIGHTSTAR INFORMATION
                                  TECHNOLOGY GROUP, INC.



                                  By:
                                       ----------------------------------------
                                  Its:
                                       ----------------------------------------


                                  COMERICA BANK



                                  By:
                                      -----------------------------------------
                                           Barry T. Carroll
                                  Its:     Vice President

                                   EXHIBIT "A"

                                 REVOLVING NOTE


$15,000,000                                                   Detroit, Michigan
                                                                _________, 1999


         FOR VALUE RECEIVED, on or before the Maturity Date, BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC., a Delaware corporation promises to pay to the order of COMERICA BANK, a Michigan banking corporation ("Bank") at its main office at One Detroit Center, Detroit, Michigan, in lawful money of the United States of America so much of the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000) as shall have been advanced and then be outstanding hereunder and all the accrued and unpaid interest thereon.

         Capitalized terms used herein and not defined to the contrary have the meanings given them in the Revolving Credit Agreement of even date herewith between the undersigned and Bank ("Agreement") to which reference is hereby made.

         Interest on the Advances from time to time outstanding shall bear interest at their Applicable Interest Rates; provided, however, that in the event and so long as there shall exist an Event of Default, the principal balance from time to time outstanding shall bear interest at the rates provided in Section 2.11 of the Agreement. Interest shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed.

         This Note is note under which advances, repayments and readvances may be made subject to the terms and conditions of the Agreement. This Note evidences borrowing under, is subject to, is secured in accordance with, and may be matured under, the terms of the Agreement, to which reference is hereby made. As additional security for this Note, Company grants Bank a lien on all property and assets including deposits and other credits of the Company, at any time in possession or control of or owing by Bank for any purpose.

         Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note. Any transferees of, or endorser, guarantor or surety paying this Note in full may succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby. Nothing herein shall limit any right granted Bank by other instrument or by law.

         This Note shall be governed by and construed in accordance with the laws of the State of Michigan.


                                    BRIGHTSTAR INFORMATION
                                    TECHNOLOGY GROUP, INC.



                                    By:
                                         --------------------------------------

                                    Its:
                                         --------------------------------------

                                   EXHIBIT "B"

                                REQUEST FOR LOAN


         The undersigned authorized officer of BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC. ("Borrower") hereby submits this Request for Loan to COMERICA BANK ("Bank") pursuant to Section 2.2 of the Revolving Credit Agreement ("Agreement") dated ____________, 1999 between Company and Bank.

         Capitalized terms used herein and not defined to the contrary have meanings given them in the Agreement.

         Company: (a) requests an Advance under the Note in the amount of $____________________ to be made on _______________, ______, (b) certifies that all of the conditions for the Advance requested hereby under the Agreement, are satisfied as of the date hereof and shall be satisfied as of the date for the requested Advance, and (c) directs Bank to disburse proceeds of the Advance requested hereby as follows:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


-----------------------------------------------------------------------------(1)

         Executed as of this _____ day of ____________________, _____.



                                  BRIGHTSTAR INFORMATION
                                  TECHNOLOGY GROUP, INC.


                                  By:
                                       ----------------------------------------

                                  Its:
                                       ----------------------------------------


--------

       (1) If request is for the renewal or conversion of an existing Advance, identify Advance to be converted by Applicable Interest Rate and Interest Period.

                                  SCHEDULE 5.11
                               MATERIAL AGREEMENTS